UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 17, 2009 (July 15, 2009)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-52013 (Commission File Number)	20-0640002 (IRS Employer Identification Number)
5 Penn Plaza (4th Floor), New York, New York 10001
(Address of Principal Executive Offices, Including Zip Code)

(212) 246-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.
     On July 15, 2009, Town Sports International Holdings, Inc. (the “Registrant”) and its wholly-owned subsidiary, Town Sports International, LLC, entered into the First Amendment to the Credit Agreement (the “Amendment”), dated as of July 15, 2009, among the Registrant, Town Sports International, LLC, as the borrower (the “Borrower”), the lenders from time to time party to the Credit Agreement, dated as of February 27, 2007 (the “Credit Agreement”), and Deutsche Bank Trust Company Americas, as administrative agent.
     Pursuant to the Amendment, the revolving lenders have agreed to amend the definition of “Consolidated EBITDA” to permit the Borrower, solely for purposes of determining compliance with the maximum total leverage ratio covenant, to add back the amount of non-cash charges relating to the impairment or write-down of fixed assets, intangible assets or goodwill.
     In connection with the Amendment, the Registrant agreed to reduce the total revolving loan commitment by 15%, from $75,000,000 to $63,750,000. Additionally, the Registrant incurred an aggregate of $614,500 in fees and expenses related to the Amendment.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
     The Credit Agreement contains a covenant that requires the Registrant to comply with a “total leverage ratio” of not greater than 4.25 to 1.00 during any periods in which borrowings or letters of credit are outstanding under the revolving loan facility. As of December 31, 2008 and March 31, 2009, the Registrant’s total leverage ratio, as calculated under the Credit Agreement was 2.35 to 1.00 and 2.54 to 1.00, respectively. As a result of the Amendment, the total leverage ratio as of December 31, 2008 and March 31, 2009 would have been 1.93 to 1.00 and 2.03 to 1.00, respectively. See “Item 7. Management’s Discussion and Analysis of Financial Condition & Results of Operations — Liquidity and Capital Resources — 2007 Senior Credit Facility” of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, dated as of July 15, 2009, among Town Sports International Holdings, Inc., Town Sports International, LLC, as the borrower, the lenders from time to time party to the Credit Agreement, dated as of February 27, 2007, and Deutsche Bank Trust Company Americas, as administrative agent for the lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)
Date: July 17, 2009	By:	/s/ Daniel Gallagher
Daniel Gallagher
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, dated as of July 15, 2009, among Town Sports International Holdings, Inc., Town Sports International, LLC, as the borrower, the lenders from time to time party to the Credit Agreement, dated as of February 27, 2007, and Deutsche Bank Trust Company Americas, as administrative agent for the lenders.

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